Exhibit 99.1

Contacts:

Michael O. Staiger

Executive Vice President and

Chief Financial Officer

Copper Mountain Networks, Inc.

858.410.7110

IR@coppermountain.com

COPPER MOUNTAIN NETWORKS ANNOUNCES FIRST QUARTER 2003

FINANCIAL RESULTS

Shipped VantEdge Access BRAS for New Large Carrier and IOC Lab Trials, New VantEdge

IOC Commercial Deployment

PALO ALTO, Calif., April 30, 2003—Copper Mountain Networks, Inc., (Nasdaq:  CMTN), a leading provider of intelligent broadband access solutions, today announced financial results for the first quarter of 2003. Net revenue for the first quarter of 2003 was $3.6 million, compared with $3.0 million in the first quarter of 2002.

Net loss on a generally accepted accounting principles (GAAP) basis for the first quarter of 2003 was $4.5 million, or $0.82 per share, compared to a net loss of $10.7 million, or $2.01 per share in the first quarter of 2002. The net loss for the first quarter of 2003 includes a gain related to the recovery of bad debt expense of $0.7 million, which was partially offset by a non-cash stock-based compensation charge of $0.6 million.

Net cash and short-term investments utilized during the first quarter of 2003 declined to $5.3 million, versus $6.4 million during the first quarter of 2002. Cash and short-term investments totaled $35.2 million at the end of the first quarter of 2003.

Key 2003 year-to-date accomplishments:

•	Shipped a VantEdge to a large U.S. carrier for a new lab trial.

•	Continued progress in multiple large carrier VantEdge lab trials, including a US ILEC and major European PTT.

•	At a previously announced VantEdge IOC customer, delivered a second VantEdge for lab trial for a next-generation BRAS deployment.

•	VantEdge selected and deployed by leading IOC Star Telephone.

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Copper Mountain Networks Announces First Quarter 2003 Financial Results	Page 2

•	Continued momentum in the IOC space, with 15 new customers via channel partners Graybar and Power & Telephone, bringing the total to 57 in the past three quarters.

•	Announced the readiness of the VantEdge Access BRAS to meet the requirements associated with the DSL Forum’s Working Text 081 (WT-081) titled “DSL Evolution—Architecture Requirements for the Support of QoS-Enabled IP Services.”

“This was a good quarter for Copper Mountain Networks in many ways, but perhaps the most significant event was the emergence of the DSL Forum’s WT-081 effort as a clear blueprint for how large carriers will evolve their broadband access networks,” said Rick Gilbert, Chairman and CEO. “We specifically designed VantEdge to support this evolution and, as new and ongoing trial activity indicates, we expect the VantEdge to play a critical role in the future access networks of ILECs, IXCs, IOCs, and PTTs worldwide. The level of interest in our VantEdge product has never been higher.”

Copper Mountain Networks’ first quarter 2003 earnings conference call will be broadcast live today at 1:30 p.m. PDT (4:30 p.m. EDT). The dial-in number for the conference call is 1.888.847.9994 (U.S./Canada) and 1.706.643.7905 (International). Please call a few minutes early to allow time for all participants to join. The live Webcast can be accessed through the Investor Relations section on the Copper Mountain Web site at www.coppermountain.com or www.streetevents.com.

A replay of the conference call will be available on Copper Mountain’s Web site approximately 45 minutes after the call concludes. For replay telephone access, dial 1.800.642.1687 (U.S./Canada) or 1.706.645.9291 (International) and enter the conference ID number: 9542995. The telephone replay will be available for one week after the call. The Webcast replay will be available on Copper Mountain’s Web site until the results for the current fiscal quarter are released.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (Nasdaq: CMTN) is a leading provider of intelligent broadband access solutions. The company offers a broad set of access BRAS and broadband services concentration equipment for ILECs, IXCs, PTTs, CLECs, IOCs, and other facilities-based carrier networks worldwide. These products enable efficient and scalable deployment of advanced voice, video, and data services while leveraging existing network infrastructures and reducing both capital and operational costs. Copper Mountain’s products have been proven in some of the

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world’s largest broadband network deployments. For more information, please visit the company’s World Wide Web site at

http://www.coppermountain.com. For investor relations information, contact us at 858.410.7110 or IR@coppermountain.com.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations and are subject to risks and uncertainties, such as statements regarding Copper Mountain’s unproven operating plan and customer acceptance of Copper Mountain’s products. Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: our ability to successfully introduce and commercialize the VantEdge product and the market acceptance of this product; our ability to penetrate the incumbent local exchange carrier (ILEC), inter-exchange carrier (IXC), and international postal, telephone and telegraph (PTT) service provider markets with the VantEdge product; our ability to penetrate the independent operating company (IOC) service provider market directly and via distribution channel partners; our ability to commence and successfully complete laboratory trials with our current and prospective customers; our ability to realize sufficient revenues in the future to sustain our operations or achieve profitability on an annual or quarterly basis; the need for additional financing and risks related to obtaining adequate financing in the current market environment; factors which could affect our profit margins or lead to increased expenses; factors affecting the demand for DSL technologies; general economic conditions, and the extent and timing of the economic recovery, which are beyond Copper Mountain’s ability to control. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, Copper Mountain expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2002 and other reports and filings made with the Securities and Exchange Commission.

Copper Mountain and all Copper Mountain product names are trademarks of Copper Mountain Networks, Inc. All other marks are the property of their respective owners.

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Copper Mountain Networks Announces First Quarter 2003 Financial Results	Page 4

Copper Mountain Networks, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Net revenue	$3,571	$3,014
Cost of revenue	976	2,054

Gross margin	2,595	960
Operating expenses:
Research and development	3,437	7,295
Sales and marketing	1,722	1,752
General and administrative	2,049	2,441
Amortization of deferred stock compensation	632	2,176
Recovery of bad debt	(689)	(689)

Total operating expenses	7,151	12,975

Loss from operations	(4,556)	(12,015)
Other income, net	16	1,267

Net Loss	$(4,540)	$(10,748)

Basic and diluted net loss per share	$(0.82)	$(2.01)
Basic and diluted common stock equivalents	5,562	5,345

Condensed Balance Sheets

(in thousands)

Assets	March 31, 2003	Dec. 31, 2002
Current assets:
Cash and S-T investments	$35,173	$40,509
Accounts receivable	1,373	1,001
Inventory	1,340	1,054
Other current assets	1,477	1,438

Total current assets	39,363	44,002
Property and equipment, net	4,636	5,983
Other assets	624	624

	$44,623	$50,609

Liabilities and Stockholders’ Equity	March 31, 2003	Dec. 31, 2002
Current liabilities:
Accounts payable	$1,709	$998
Accrued liabilities	6,413	8,219
Current notes payable	2,649	3,366

Total current liabilities	10,771	12,583
Notes payable	79	168
Other liabilities	3,063	3,351
Total stockholders’ equity	30,710	34,507

	$44,623	$50,609